Exhibit 1

                             JOINT FILING AGREEMENT

      The undersigned, Sidney Canarick and Jean C. Canarick, hereby agree that, pursuant to 17 C.F.R. ss. 240.13d-1(k), this Schedule 13G relating to securities of The First of Long Island Corporation shall be filed on behalf of each of them.


Dated: February 14, 2003                            /s/ Sidney Canarick
                                                    -------------------
                                                    By: Sidney Canarick


Dated: February 14, 2003                            /s/ Jean C. Canarick
                                                    --------------------
                                                    By: Jean C. Canarick


                                Page 7 of 7 Pages